                                                                    EXHIBIT 99.1

                                    AGREEMENT

         This Agreement (the "Agreement") is entered into as of the 26th day of June, 2001, by and among MEEMIC HOLDINGS, INC., a Michigan corporation (the "Company"), PROASSURANCE CORPORATION, a Delaware corporation ("Parent"), MEDICAL ASSURANCE, INC., a Delaware corporation ("MAI"), THE MEDICAL ASSURANCE COMPANY, INC., an Alabama stock insurance corporation, MEDICAL ASSURANCE OF WEST VIRGINIA, INC., a West Virginia stock insurance corporation, MEDICAL ASSURANCE OF INDIANA AGENCY, INC., an Indiana corporation, SPECIALTY UNDERWRITERS REINSURANCE FACILITY, a Bermuda company, MUTUAL ASSURANCE AGENCY, an Alabama corporation, MUTUAL ASSURANCE AGENCY OF OHIO, INC., an Ohio corporation, PROFESSIONALS GROUP, INC., a Michigan corporation ("Professionals"), PRONATIONAL INSURANCE CO., a Michigan stock insurance corporation ("ProNational"), AMERICAN INSURANCE MANAGEMENT CORPORATION, an Indiana corporation, PRONATIONAL INSURANCE AGENCY, INC., a Michigan corporation, PROFESSIONALS GROUP SERVICES CORP., a Michigan corporation, PROFESSIONALS NATIONAL INSURANCE CO., LTD., a Bermuda corporation, MEDADVANTAGE, INC., a Florida corporation, PICOM CLAIMS SERVICES CORPORATION, a Michigan corporation, PHYSICIANS PROTECTIVE PLAN, INC., a Florida corporation, PRONATIONAL CASUALTY CO., an Illinois stock insurance corporation, and AMERICAN MEDICAL INSURANCE EXCHANGE, an Indiana ___________________.

                                    RECITALS:

         A. MAI and Professionals Group, Inc., a Michigan corporation ("Professionals"), have executed an Agreement to Consolidate, dated as of June 22, 2000, as amended (the "Consolidation Agreement"), pursuant to which Parent will acquire beneficial ownership of more than 10% of the outstanding common stock of the Company.

         B. The Company has been asked by Parent to exempt from Chapter 7A of the Michigan Business Corporation Act ("Chapter 7A") any "business combination" (as defined in Chapter 7A) between the Company and any of Parent and the direct and indirect wholly owned subsidiaries of Parent that are parties to this Agreement (including, without limitation, MAI) to the same extent as business combinations by the Company with Professionals and ProNational are currently exempt.

         C. Professionals and ProNational are subject to certain restrictions contained in Article VIII of the Company's Articles of Incorporation which impose procedural and other requirements on "business combinations" to which they and the Company are parties.

         D. The Company is willing to grant the desired exemption from Chapter 7A and the Company's Board of Directors has passed a resolution to that effect which is conditioned upon Parent and its direct and indirect wholly owned subsidiaries agreeing to be subject to Article VIII of the Company's Articles of Incorporation to the same extent as Professionals.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties named herein, intending to be legally bound hereby, agree as follows:

         1. The parties to this Agreement hereby irrevocably agree that Parent and each of the other parties to this Agreement, other than the Company, shall hereafter be subject to Section 2 of Article VIII of the Company's Articles of Incorporation to the same extent as if such party were named in such
Article VIII and as if such party were Professionals.

         2. This Agreement shall not be revoked, cancelled, terminated or assigned by any party under any circumstances or for any reason whatsoever.

         3. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         4. This Agreement shall be governed and construed in accordance with the laws of the State of Michigan without regard to any applicable choice of law rules.

         5. This Agreement and any amendments hereto may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that the parties need not sign the same counterpart.

         6. Entities which become direct or indirect wholly owned subsidiaries of Parent after the date hereof may become parties hereto by duly executing a counterpart copy of this Agreement and having such execution acknowledged in writing by the Company.

                     [THIS SPACE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

MEEMIC HOLDINGS, INC.                        MUTUAL ASSURANCE AGENCY


By: /s/ R. Kevin Clinton                     By: /s/ A. Derrill Crowe
    --------------------------------             -------------------------------
        Its: Authorized Agent                        Its:  Authorized Agent

PROASSURANCE CORPORATION                     MUTUAL ASSURANCE AGENCY OF
                                             OHIO, INC.


By: /s/ A. Derrill Crowe                     By: /s/ A. Derrill Crowe
    --------------------------------             -------------------------------
        Its: Authorized Agent                        Its: Authorized Agent

MEDICAL ASSURANCE, INC.                      PROFESSIONALS GROUP, INC.


By: /s/ A. Derrill Crowe                     By: /s/ Victor T. Adamo
    --------------------------------             -------------------------------
        Its: Authorized Agent                        Its: Authorized Agent

MEDICAL ASSURANCE OF                         PRONATIONAL INSURANCE CO.
WEST VIRGINIA, INC.


By:  /s/ A. Derrill Crowe                    By: /s/ Victor T. Adamo
    --------------------------------             -------------------------------
         Its: Authorized Agent                       Its: Authorized Agent

MEDICAL ASSURANCE OF INDIANA                 AMERICAN INSURANCE MANAGEMENT
AGENCY, INC.                                 CORPORATION

By: /s/ A. Derrill Crowe                     By: /s/ Victor T. Adamo
    --------------------------------             -------------------------------
        Its: Authorized Agent                        Its: Authorized Agent

SPECIALTY UNDERWRITERS                       PRONATIONAL CASUALTY CO.
REINSURANCE FACILITY

By: /s/ A. Derrill Crowe                     By: /s/ Victor T. Adamo
    --------------------------------             -------------------------------
        Its: Authorized Agent                        Its: Authorized Agent

PRONATIONAL INSURANCE                        PROFESSIONALS GROUP SERVICES CORP.
AGENCY, INC.

By: /s/ Victor T. Adamo                      By: /s/ Victor T. Adamo
    --------------------------------             -------------------------------
        Its: Authorized Agent                        Its: Authorized Agent

PROFESSIONALS NATIONAL INSURANCE CO., LTD.   MEDADVANTAGE, INC.


By: /s/ Victor T. Adamo                      By: /s/ Victor T. Adamo
    --------------------------------             -------------------------------
        Its: Authorized Agent                         Its: Authorized Agent


PICOM CLAIMS SERVICES CORPORATION            AMERICAN MEDICAL INSURANCE EXCHANGE


By: /s/ Victor T. Adamo                      By: American Insurance Management
    --------------------------------             Corporation
        Its: Attorney-in-Fact                    Its: Authorized Agent


                                                 By: /s/ Victor T. Adamo
                                                     ---------------------------
                                                         Its: Authorized Agent

PHYSICIANS PROTECTIVE PLAN, INC.


By: /s/ Victor T. Adamo
    --------------------------------
        Its: Authorized Agent